Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-155735) of Unisys Corporation for the registration of $1,100,000,000 of Securities and to the incorporation by reference therein of our report dated February 28, 2008 (except for Notes 2, 3, 5, 7, 9, 16, 18, and 19 related to the effect of the adoption of Statement of Financial Accounting Standard No. 160 – an amendment of ARB No. 51, as to which the date is May 11, 2009), with respect to the consolidated financial statements of Unisys Corporation included in the Current Report on Form 8-K filed on May 11, 2009 of Unisys Corporation, and the financial statement schedule for each of the two years ended December 31, 2007 included in Form 10-K for the year ended December 31, 2008, also incorporated by reference in this registration statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 11, 2009